Exhibit 99.1

NORTHERN OIL AND GAS ANNOUNCES PRICING OF UPSIZED

PRIVATE OFFERING OF SENIOR NOTES

MINNEAPOLIS—(BUSINESS WIRE)—February 8, 2021— Northern Oil and Gas, Inc. (NYSE American: NOG) (the “Company”) today announced that it has priced an upsized private placement (the “Offering”) under Rule 144A and Regulation S of the Securities Exchange Act of 1933, as amended (the “Securities Act”), to eligible purchasers, of $550.0 million in aggregate principal amount of new 8.125% senior notes due 2028 (the “New Notes”) at par. The Offering is expected to close on February 18, 2021, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the Offering to (i) fund a portion of the cash purchase price for the Company’s recently announced pending acquisition of certain non-operated natural gas assets in the Appalachian Basin from Reliance Marcellus LLC (the “Reliance Acquisition”), (ii) repay a portion of the outstanding borrowings under its revolving credit facility, (iii) repurchase or redeem all of its outstanding 8.50% Senior Secured Second Lien Notes due 2023 (the “2023 Notes”), (iv) repay in full its outstanding senior unsecured promissory note due 2022, and (v) pay all accrued and unpaid interest due in connection with such repurchases, repayments and redemptions and all related premiums and transaction expenses. The Company intends to use any remaining net proceeds for general corporate purposes, which may include further repayment of a portion of the outstanding borrowings under its revolving credit facility.

The consummation of the Offering is not conditioned upon the completion of the Reliance Acquisition, and the consummation of the Offering is not a condition to the completion of the Reliance Acquisition.

The New Notes will not be registered under the Securities Act or under any state or other securities laws, and the New Notes will be issued pursuant to an exemption therefrom, and may not be offered or sold within the United States, or to or for the account or benefit of any U.S. Person, absent registration or an applicable exemption from registration requirements.

The New Notes are being offered only to persons who are either reasonably believed to be “qualified institutional buyers” under Rule 144A or who are non-“U.S. persons” under Regulation S as defined under applicable securities laws.

This press release does not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the 2023 Notes.

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is a company with a primary strategy of investing in non-operated minority working and mineral interests in oil & gas properties, with a core area of focus in the premier basins within the United States.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements, other than statements of historical facts included in this press release, are forward-looking statements, including, but not limited to, statements regarding the expected closing date of the Offering and the anticipated use of the net proceeds therefrom. When used in this press release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward looking statements, including the following: changes in crude oil and natural gas prices; the pace of drilling and completions activity on the Company’s properties and properties pending acquisition; the Company’s ability to acquire additional development opportunities; potential or pending acquisition transactions, including the Reliance Acquisition; the Company’s ability to consummate the Reliance Acquisition, the anticipated timing of such consummation, and any anticipated financing transactions in connection therewith; the projected capital efficiency savings and other operating efficiencies and synergies resulting from the Company’s acquisition transactions; integration and benefits of property acquisitions, including the Reliance Acquisition, or the effects of such acquisitions on the Company’s cash position and levels of indebtedness; changes in the Company’s reserves estimates or the value thereof; disruptions to the Company’s business due to acquisitions and other significant transactions; general economic or industry conditions, nationally and/or in the communities in which the Company conducts business; changes in the interest rate environment, legislation or regulatory requirements; conditions of the securities markets; the Company’s ability to raise or access capital; changes in accounting principles, policies or guidelines; financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting the Company’s operations, products and prices; and the COVID-19 pandemic and its related economic repercussions and effect on the oil and natural gas industry. Additional information concerning potential factors that could affect future financial results is included in the section entitled “Item 1A. Risk Factors” and other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause the Company’s actual results to differ from those set forth in the forward looking statements.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Mike Kelly, CFA

EVP, Finance

(952) 476-9800

ir@northernoil.com

Source: Northern Oil and Gas, Inc.